UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

September 10, 2006

US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)
Delaware	54-1194634
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

US Airways, Inc.
(Commission file number: 1-8442)
(Exact Name of Registrant as specified in its charter)
Delaware	53-0218143
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

America West Airlines, Inc.
(Commission file number: 0-12337)
(Exact Name of Registrant as specified in its charter)
Delaware	86-0418245
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

4000 East Sky Harbor Blvd., Phoenix, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 11, 2006, US Airways Group, Inc. (the "Company") announced that Executive Vice President and Chief Administrative Officer Jeffrey D. McClelland passed away Sunday evening, September 10, 2006. Mr. McClelland's estate is entitled to certain benefits under the Company's existing benefit plans and arrangements. Under the Company's Incentive Compensation Plan, Mr. McClelland's estate will receive a pro-rated incentive award based upon his months of service during 2006, provided that targets are met and incentive awards are made for 2006.

 A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(c)   Exhibits
Exhibit Number	Description
99.1	Press release dated September 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
US Airways Group, Inc. (REGISTRANT)
Date: September 14, 2006	By: /s/ Derek J. Kerr Derek J. Kerr Senior Vice President and Chief Financial Officer
US Airways, Inc. (REGISTRANT)
Date: September 14, 2006	By: /s/ Derek J. Kerr Derek J. Kerr Senior Vice President and Chief Financial Officer
America West Airlines, Inc. (REGISTRANT)
Date: September 14, 2006	By: /s/ Derek J. Kerr Derek J. Kerr Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release dated September 11, 2006.